UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 10, 2026

ALGORHYTHM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

800 Corporate Drive, Suite 216
Fort Lauderdale, FL	33334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 800-0425

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 17, 2026, Algorhythm Holdings, Inc. (the “Company”) entered into Secured Pre-Paid Purchase #4 (“PPP #4”) with Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), under that certain securities purchase agreement (the “Securities Purchase Agreement”), dated August 21, 2025, between the Company and Streeterville. Under the Securities Purchase Agreement, the Company agreed to issue and sell shares of its common stock to Streeterville in one or more pre-paid purchases (each, a “Pre-Paid Purchase” and collectively, the “Pre-Paid Purchases”) for an aggregate purchase price of up to $20,000,000. PPP #4 provided for a fourth Pre-Paid Purchase in the principal amount of $10,355,000, before deducting an original issue discount of $855,000.

On November 10, 2026, the Company made a voluntary prepayment of $2,000,000 (the “Prepayment”) out of restricted cash against PPP #4. Streeterville agreed to waive the 110% prepayment premium otherwise payable by the Company in connection with the Prepayment. Following the Prepayment, the aggregate balance of all of the outstanding Pre-Paid Purchases under the Securities Purchase Agreement was reduced from $10,137,461 to $8,137,461.

The foregoing descriptions of the Securities Purchase Agreement and PPP #4 do not purport to be complete and are qualified in their entirety by reference to the full text of those documents, which were previously filed with the Securities and Exchange Commission as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on February 23, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2026	ALGORHYTHM HOLDINGS, INC.

	By:	/s/ Gregory D. Smith
	Name:	Gregory D. Smith
	Title:	Chief Executive Officer